                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 MASSBANK Corp.
                (Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                 MASSBANK CORP.

                                123 HAVEN STREET
                          READING, MASSACHUSETTS 01867

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 20, 1999

To the Stockholders of
  MASSBANK CORP.:

     The Annual Meeting of Stockholders of MASSBANK Corp. (the "Corporation") will be held at Tara's Ferncroft Conference Center, 50 Ferncroft Road, Danvers, Massachusetts on Tuesday, April 20, 1999 at 10:00 a.m. (together with all adjournments and postponements thereof, the "Annual Meeting"), for the following purposes:

          1. To consider and act upon a proposal to elect four Directors to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

          2. To consider and act upon any other matters which may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the Annual Meeting.

                                            By Order of the Board of Directors,


                                            ROBERT S. CUMMINGS, Secretary

Reading, Massachusetts
March 24, 1999


     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.

                                 MASSBANK CORP.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 20, 1999

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MASSBANK Corp. (the "Corporation") for the Annual Meeting of Stockholders of the Corporation, and any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will consider and act upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on March 1, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. On that date, there were outstanding 3,469,959 shares of common stock, par value $1.00 per share ("Common Stock"), and the holders thereof on that date are entitled to one vote for each share held by them.

     The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The Corporation intends to count abstentions and broker non-votes as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because such broker or other nominee does not have discretionary voting power as to the proposal and has not received voting instructions from the beneficial owner.

     A quorum being present, Directors will be elected by a plurality of the votes cast. Votes may only be cast in favor or withheld from the nominees; there is no ability to abstain. Accordingly, votes that are withheld and broker non-votes will have no effect on the results of the vote for the election of Directors.

     The cost of soliciting proxies will be borne by the Corporation. The solicitation of proxies by mail may be followed by the solicitation of certain stockholders by officers or regular employees of the Corporation by telephone or oral communication. The enclosed proxy, if executed and returned, may be revoked at any time before it has been exercised (i) by delivery of a revocation in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867), (ii) by delivering a later-dated proxy, or (iii) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

     Stockholders are requested to complete, date, sign and return the accompanying proxy in the enclosed envelope. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the four nominees for Director set forth herein. It is not anticipated that any other matters than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

     The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is March 24, 1999. The Corporation's 1998 Annual Report, including financial statements for the fiscal year ended December 31, 1998, is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy soliciting materials.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     In accordance with the Corporation's Restated Certificate of Incorporation and By-Laws, the Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors is presently comprised as follows:

     Class I: Mses. Hickey and Pettinelli, Messrs. Costello, Marshall and McPherson and Dr. Stackhouse, who were elected to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified.

     Class II:  Messrs. Bedell, Cummings, Lapidus and Schurian, who were elected to serve until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified.

     Class III: Messrs. Altschuler, Brandi, Bufferd and Carr, who were elected to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified.

     The Board of Directors has nominated four Class I Directors to stand for re-election at the Annual Meeting to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified. Each of Ms. Pettinelli, Messrs. Costello and Marshall and Dr. Stackhouse will stand for re-election at the Annual Meeting. Ms. Hickey and Mr. McPherson have reached the mandatory retirement age as set forth in the Corporation's By-Laws and, therefore, are not standing for re-election at the Annual Meeting. Unless otherwise noted thereon, proxies solicited hereby which are executed and returned on a timely basis will be voted for the election of the Board of Directors' nominees. The Corporation believes that each nominee for Director will be able to serve. If one or more of such nominees should be unable to serve, the individuals named in the enclosed proxy will vote for such other person or persons, if any, as the Board of Directors at the time may recommend to serve in place of the person or persons unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES.

     Set forth below is information regarding (i) the nominees for election as Class I Directors at the Annual Meeting, (ii) the Directors whose terms expire at the Annual Meeting and (iii) the continuing Directors whose terms are not scheduled to expire until the 2000 or 2001 Annual Meeting of Stockholders.

SAMUEL ALTSCHULER  EXECUTIVE VICE PRESIDENT AND DIRECTOR, SANMINA CORPORATION

[PHOTOGRAPH]      Mr. Altschuler, 71, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1979. He is also a member of the Compensation and Option Committee of the Corporation. Mr. Altschuler was Chairman, President and a
                  Director of Altron, Inc., a manufacturer of electronic interconnect products, since founding the company in 1970. As of December 1998, Mr. Altschuler became Executive Vice
                  President and a Director of Sanmina Corporation, a provider of electronic manufacturing services and the successor of Altron, Inc. Mr. Altschuler is a past President of IPC, an industry trade association.

MATHIAS B. BEDELL  RETIRED IN 1989 AS PRESIDENT OF BEDELL BROTHERS INSURANCE
                   AGENCY

[PHOTOGRAPH]      Mr. Bedell, 66, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1965. Mr. Bedell is also a member of the Executive Committee of the Corporation and a Director and Executive Committee member of MASSBANK (the
                  "Bank"), the Corporation's principal subsidiary. He also serves on the Compensation and Option Committee and the Insurance Committee of the Corporation.

GERARD H. BRANDI  CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                  MASSBANK CORP. AND MASSBANK

[PHOTOGRAPH]      Mr. Brandi, 50, has served as a Director since 1986. He first joined a predecessor bank in 1975 and became a Trustee in 1978. He has served the Bank and Corporation in various capacities over the past twenty-four years. Mr. Brandi was named President of the Corporation and the Bank in 1986, Chief
                  Executive Officer in 1992 and Chairman in 1993. Mr. Brandi is also Chairman of the Executive Committees of the Corporation and the Bank, a member of the Asset/Liability Committee of the Corporation and a member of the Trust Committee of the Bank.
                  He is a Director of the Depositors Insurance Fund,
                  Northeastern University's National Council, The Lowell Plan, the New England Automated Clearing House, Connecticut On Line
                  Computer Center and the Massachusetts Bankers Association. He also serves as the Vice Chairman and Director of the Lowell
                  Development and Finance Corp., and Treasurer and Director of the Massachusetts Society for the Prevention of Cruelty to Animals. Mr. Brandi is a member of the Government Relations
                  Council of the American Bankers Association and a Trustee and a member of the Investment Committee of the Savings Banks
                  Employees Retirement Association.

ALLAN S. BUFFERD  TREASURER, MASSACHUSETTS INSTITUTE OF TECHNOLOGY

[PHOTOGRAPH]      Mr. Bufferd, 61, has served as a Director since 1995. He is also a member of the Asset/Liability Committee of the Corporation. Mr. Bufferd serves as Vice Chairman and Life
                  Trustee and as a member of the Executive Committee of the Beth
                  Israel Deaconess Medical Center, a Trustee of the Whiting
                  Foundation and Chairman of the Board of Trustees of Wheelock
                  College. He is also a member of the Investment Subcommittee of the Commonwealth of Massachusetts Pension Retirement
                  Investments Trust. In addition, he is the Treasurer and a Director of the Harvard Cooperative Society and a Director of MASCO.

PETER W. CARR  RETIRED AS VICE PRESIDENT/FINANCE OF GUILFORD TRANSPORTATION
               INDUSTRIES

[PHOTOGRAPH]      Mr. Carr, 68, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1980. Mr. Carr is also the Chairman of the Audit Committee of the Corporation.

ALEXANDER S. COSTELLO  EDITORIAL PAGE EDITOR, THE LOWELL SUN

[PHOTOGRAPH]      Mr. Costello, 45, has served as a Director since 1993. He is a member of the Insurance Committee of the Corporation. Mr.
                  Costello is the Chairman of the Board of Directors of The
                  Lowell Plan, a non-profit organization dedicated to the revitalization of the City of Lowell, and a member of the Board of Governors of Saints' Memorial Hospital of Lowell.

ROBERT S. CUMMINGS  ATTORNEY, SENIOR PARTNER OF PEABODY & BROWN

[PHOTOGRAPH]      Mr. Cummings, 68, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1979. Mr. Cummings is Secretary of the Corporation, a member of the Executive
                  Committee of the Corporation and a Director and Executive
                  Committee member of the Bank. He also serves as Chairman of the Compensation and Option Committee of the Corporation. Mr.
                  Cummings is a Trustee of Hallmark Healthcare, Chairman of the Commissioners of Trust Funds of the Town of Reading, Chairman and Director of the Massachusetts Society for the Prevention of Cruelty to Animals and Treasurer, Director and Executive
                  Committee member of the World Society for the Prevention of Cruelty to Animals.

LOUISE A. HICKEY  RETIRED AS VICE PRESIDENT FOR PATIENT SERVICES AT
                  MELROSE-WAKEFIELD HOSPITAL

[PHOTOGRAPH]      Ms. Hickey, 73, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1981. Ms. Hickey is a member of the Compensation and Option Committee of the Corporation. Ms. Hickey is an Honorary Trustee of the
                  Melrose-Wakefield Hospital.

LEONARD LAPIDUS  UNITED STATES GOVERNMENT OFFICIAL

[PHOTOGRAPH]      Mr. Lapidus, 69, has served as a Director since 1994. He is a member of the Asset/Liability Committee of the Corporation.
                  Mr. Lapidus served as a Director of the Bank from 1994 to 1995. Mr. Lapidus served from 1981 to 1994 as President of the Depositors Insurance Fund, a fund established under Massachusetts law to provide deposit insurance to Massachusetts savings banks. Presently, he is a United States
                  Government official who advises, and arranges to place advisors with, the governments of former Soviet bloc countries and emerging nations to help them reform their banking and bank regulatory systems.

STEPHEN E. MARSHALL  PRESIDENT AND TREASURER, C. H. CLEAVES INSURANCE AGENCY,
                     INC.

[PHOTOGRAPH]      Mr. Marshall, 60, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1972. He is a member of the Executive Committee of the Corporation and a Director and Executive Committee member of the Bank. Mr. Marshall is also
                  Chairman of the Insurance Committee of the Corporation. Mr.
                  Marshall's affiliations include the Professional Insurance
                  Agents of Massachusetts, The American Cancer Society and the
                  Visiting Nurse Association.

ARTHUR W. MCPHERSON  FINANCIAL CONSULTANT

[PHOTOGRAPH]      Mr. McPherson, 73, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1973. Mr. McPherson is a member of the Audit Committee of the Corporation and Chairman of the Trust Committee of the Bank. Mr. McPherson is a financial consultant who was previously Account Manager for The Advisors Group. Mr. McPherson serves as a Deacon and the
                  Missions Co-ordinator for the Park Street Church of Boston. He is also an Honorary Director of the Melrose YMCA.

NANCY L. PETTINELLI EXECUTIVE DIRECTOR, VISITING NURSE ASSOCIATION OF GREATER LOWELL, INC.

[PHOTOGRAPH]      Ms. Pettinelli, 52, has served as a Director since October
                  1998. Ms. Pettinelli was the Director of Clinical Services for the Visiting Nurse Association of Greater Lowell, Inc. from
                  1986 through April 1995 and has served as its Executive
                  Director thereafter.

HERBERT G. SCHURIAN  CERTIFIED PUBLIC ACCOUNTANT

[PHOTOGRAPH]      Mr. Schurian, 62, has served as a Director since 1986 and as a
                  Trustee of a predecessor bank since 1973. He is a member of the Executive Committee of the Corporation and a Director and an Executive Committee member of the Bank. He is Chairman of the Asset/Liability Committee and a member of the Audit
                  Committee of the Corporation. Mr. Schurian is associated with various professional, civic and local charitable organizations.

DONALD B. STACKHOUSE, D.M.D.  RETIRED AS PRESIDENT OF DENTAL HEALTH CONCEPTS IN
                              1995

[PHOTOGRAPH]      Dr. Stackhouse, 67, has served as a Director since 1986 and as a Trustee of a predecessor bank since 1972. He is also a member of the Executive Committee of the Corporation and a Director and an Executive Committee member of the Bank. Dr.
                  Stackhouse is a former Clinical Professor in Graduate
                  Prothodontics at Tufts University and a Director of the L.D.
                  Pankey Dental Institute.

     The following chart shows the number of shares of the Corporation's Common Stock beneficially owned by each Director and named executive officer of the Corporation as of January 19, 1999.

                                                                  SHARES OF
                                                                COMMON STOCK
                                                                BENEFICIALLY       PERCENT
 NAME                                                             OWNED(1)       OF CLASS(2)
 ----                                                           ------------     -----------
Samuel Altschuler...........................................       21,611              *
Mathias B. Bedell...........................................       29,110(3)           *
Gerard H. Brandi............................................      157,669(4)(5)      4.5%
Allan S. Bufferd............................................        3,900(6)           *
Peter W. Carr...............................................       20,500(6)           *
David F. Carroll............................................       36,775(5)(6)      1.0%
Reginald E. Cormier.........................................       37,434(5)         1.1%
Alexander S. Costello.......................................        7,000              *
Robert S. Cummings..........................................       28,400              *
Louise A. Hickey............................................       17,009(7)           *
Leonard Lapidus.............................................        5,100              *
Stephen E. Marshall.........................................        8,904              *
Arthur W. McPherson.........................................        4,100              *
Nancy L. Pettinelli.........................................          750              *
Herbert G. Schurian.........................................       24,700(8)           *
Dr. Donald B. Stackhouse....................................       22,307              *
Donald R. Washburn..........................................       39,563(5)(9)      1.1%
Donna H. West...............................................       38,965(5)(10)     1.1%
All Directors and executive officers as a group (19
  persons)..................................................      513,138(5)(11)    13.6%

---------------

 *   Less than 1%.

 (1) Unless otherwise indicated, each person named has sole voting and sole investment power with respect to all shares indicated. Includes the following number of shares that the above listed Directors and executive officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Corporation's 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan: Mr. Altschuler, 16,500 shares; Mr. Bedell, 14,000 shares; Mr. Brandi, 30,000 shares; Mr. Bufferd, 3,500 shares; Mr. Carr, 16,500 shares; Mr. Carroll, 21,417 shares; Mr. Cormier, 17,383 shares; Mr. Costello, 7,000 shares; Mr. Cummings, 21,000 shares; Ms. Hickey, 16,500 shares; Mr. Lapidus, 4,833 shares; Mr. Marshall, 8,750 shares; Mr. McPherson, 3,500 shares; Ms. Pettinelli, 750 shares; Mr. Schurian, 18,500 shares; Dr. Stackhouse, 17,667 shares; Mr. Washburn, 22,417 shares; and Ms. West, 21,417 shares, respectively. Does not include the following number of units of cash-only securities (contracts issued to the holder under the Corporation's Deferred Compensation Plan) whose value per unit is derived from changes in the market price per share of the Corporation's Common Stock: Mr. Bedell, 5,464 units; Mr. Bufferd, 238 units; Mr. Cummings, 5,464 units; Mr. Lapidus, 238 units; and Mr. Marshall, 46 units.

 (2) Calculated on the basis of 3,499,110 outstanding shares as of January 19, 1999.

 (3) Includes 3,684 shares owned by Mr. Bedell's spouse, as to which shares Mr. Bedell disclaims beneficial ownership.

 (4) Includes 753 shares held by Mr. Brandi as custodian for various nieces and nephews and 9,389 shares owned by Mr. Brandi's spouse, as to all of which shares Mr. Brandi disclaims beneficial ownership. Also includes 88,343 shares owned jointly with Mr. Brandi's spouse, with respect to which shares Mr. and Mrs. Brandi share voting and investment power.

 (5) Includes shares allocated to the accounts of executive officers under the Bank's Employee Stock Ownership Plan (the "ESOP"). The number of such allocated shares included in the above table is as follows: Mr. Brandi -- 13,498; Mr. Carroll -- 5,636; Mr. Cormier -- 4,669; Mr. Washburn -- 6,054;
     Ms. West -- 5,632; and all executive officers as a group (six persons) -- 37,747. Does not include any portion of the unallocated shares under the ESOP which may be deemed to be beneficially owned by participating executive officers as a result of their ability to direct the voting of such shares through the voting of shares allocated to their accounts under the ESOP. The number of such unallocated shares over which the executive officers may exercise voting power is as follows: Mr. Brandi -- 3,845; Mr. Carroll -- 1,606; Mr. Cormier -- 1,330; Mr. Washburn -- 1,725; Ms. West -- 1,604; and all executive officers as a group -- 10,753.

 (6) Voting and investment power for these shares (other than shares which may be acquired through the exercise of options as described above) is shared with spouse as to all shares indicated.

 (7) Includes 300 shares owned by Ms. Hickey with her son and daughter-in-law, as to which shares Ms. Hickey shares investment and voting power.

 (8) Includes 3,800 shares owned by Mr. Schurian's spouse and 400 shares owned by his son, as to all of which shares Mr. Schurian disclaims beneficial ownership.

 (9) Includes 2,400 shares owned jointly with Mr. Washburn's spouse, with respect to which shares Mr. and Mrs. Washburn share voting and investment power.

(10) Includes 125 shares held by Ms. West as custodian for her grandson, as to which shares Ms. West disclaims beneficial ownership.

(11) Includes 268,717 shares that such persons have the right to acquire through the exercise of options granted pursuant to the Corporation's 1986 Stock Option Plan or Amended and Restated 1994 Stock Incentive Plan.

BOARD AND COMMITTEE MEETINGS

     During 1998, the Board of Directors of the Corporation held four meetings, the Executive Committee of the Corporation held eleven meetings, the Audit Committee of the Corporation held four meetings and the Compensation and Option Committee of the Corporation held one meeting. During 1998, each incumbent Director attended at least 75% of the aggregate number of meetings of the Corporation's Board of Directors and of the committees of which he or she was a member.

     The Executive Committee of the Corporation consists of Messrs. Bedell, Brandi, Cummings, Marshall and Schurian and Dr. Stackhouse and is vested with the authority of the Board of Directors in most matters between Board meetings. The Audit Committee of the Corporation consists of Messrs. Carr, McPherson (whose term of office will expire at the Annual Meeting) and Schurian and is responsible for reviewing the Corporation's financial statements and the scope of the audit, reviewing the Corporation's internal financial and accounting controls and recommending to the Board the appointment of independent auditors. The Compensation and Option Committee of the Corporation consists of Messrs. Altschuler, Bedell and Cummings and Ms. Hickey (whose term of office will expire at the Annual Meeting). The Compensation and Option Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies which govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

     The Board of Directors of the Corporation acts as a nominating committee, selecting nominees for election as Directors and executive officers. The Board considers the recommendation of any stockholder with respect to nominees for election to the Board if such recommendation is timely in accordance with, and is accompanied by the information required by, the Corporation's By-Laws. To make a recommendation, a stockholder should send the nominee's name and supporting information to the Secretary of the Corporation at the Corporation's principal offices. See "Stockholder Proposals."

PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to each holder who, to the knowledge of the Corporation, beneficially owned more than 5% of the Corporation's Common Stock as of March 1, 1999.

                                                       AMOUNT OF                  PERCENT OF
                                                BENEFICIAL OWNERSHIP OF          COMMON STOCK
              NAME AND ADDRESS                 CORPORATION'S COMMON STOCK    BENEFICIALLY OWNED(1)
              ----------------                 --------------------------    ---------------------
Private Capital Management, Inc.(2) .........             356,592                   10.3%
  3003 North Tamiami Trail
  Naples, FL 33940
Baker, Fentress & Company(3).................             233,449                    6.7%
  200 West Madison Street
  Chicago, IL 60606
First Manhattan Co.(4).......................             214,165                    6.2%
  437 Madison Avenue
  New York, NY 10022
Dimensional Fund Advisors Inc.(5)............             181,199                    5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

---------------

(1) Calculated on the basis of 3,469,959 outstanding shares as of March 1, 1999.

(2) Private Capital Management, Inc. ("PCM") is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act"). According to the most recent filing made by PCM with the Securities and Exchange Commission (the "SEC") on Schedule 13D dated March 10, 1993, 335,000 shares (as adjusted for 3-for-2 and 4-for-3 splits of the Corporation's Common Stock occurring after such date) had been purchased for the accounts of investment advisory clients of PCM. PCM reported in such filing that it possessed shared dispositive power over all of such shares and no voting power over any of the shares. On March 10, 1999, a representative of PCM informed the Corporation that it held 356,592 shares as of March 5, 1999 as indicated above. PCM's percentage ownership is in excess of 10% of outstanding Common Stock as a result of repurchases by the Corporation of shares of its Common Stock.

(3) Baker, Fentress & Company ("Baker") is an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"). According to a joint filing made by Baker and John A. Levin & Co., Inc. ("Levin") with the SEC on Schedule 13G dated February 12, 1999, Baker possesses sole voting power over 20,100 of the above shares, shared voting power over 121,519 of the above shares, sole dispositive power over 20,100 of the above shares and shared dispositive power over 213,349 of the above shares. Levin, an investment adviser under the Advisers Act, holds for the accounts of its investment advisory clients the above 233,449 shares. Baker is the sole shareholder of Levin Management Co., Inc., which is the sole shareholder of Levin. Baker, therefore, may be deemed the beneficial owner of the above 233,449 shares held by Levin.

(4) First Manhattan Co. ("First Manhattan") is a broker or dealer registered under the Securities Exchange Act of 1934 and an investment adviser registered under the Advisers Act. According to a filing made by it with the SEC on Schedule 13G dated February 11, 1999, First Manhattan possesses sole voting power over 174,587 of the above shares, shared voting power over 19,978 of the above shares, sole dispositive power over 174,587 of the above shares and shared dispositive power over 39,578 of the above shares.

(5) Dimensional Fund Advisors Inc. ("Dimensional") is an investment adviser registered under the Advisers Act, which furnishes investment advice to four investment companies registered under the Investment Company Act and serves as investment manager to certain other investment vehicles (such investment companies and investment vehicles, collectively, the "Portfolios"). According to a filing made by it with the SEC on Schedule 13G dated February 11, 1999, Dimensional, in its role as investment advisor and investment manager, possesses sole voting power and sole dispositive power over the 181,199 above shares which are owned by the Portfolios.

EXECUTIVE COMPENSATION

     Until the Corporation becomes actively involved in other business, no separate compensation is being paid to the executive officers of the Corporation, all of whom are executive officers of the Bank and receive compensation as such.

SUMMARY OF COMPENSATION

     The following table sets forth for the fiscal years ended December 31, 1998, 1997 and 1996, a summary of the compensation paid by the Bank to the Chief Executive Officer and the four additional executive officers whose remuneration from the Corporation and its subsidiaries exceeded $100,000 during 1998.

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                       ---------------------------------
                                                                               AWARDS            PAYOUTS
                                       ANNUAL COMPENSATION             -----------------------   -------
                             ---------------------------------------   RESTRICTED                              (1)
                                                        OTHER ANNUAL     STOCK      SECURITIES    LTIP      ALL OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)    UNDERLYING   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)         ($)           ($)       OPTIONS(#)     ($)         ($)
---------------------------  ----   ------     -----    ------------   ----------   ----------   -------   ------------
Gerard H. Brandi.........    1998   351,000    90,000       (2)            -0-        2,500        -0-        74,837(3)
  Chairman, President        1997   337,500    94,500       (2)            -0-        3,333        -0-        76,580(3)
  and Chief Executive        1996   322,800   100,068       (2)            -0-        3,333        -0-        67,574(3)
  Officer
Donald R. Washburn.......    1998   114,600    21,000       (2)            -0-        1,750        -0-        12,280(4)
  Senior Vice President,     1997   110,700    17,700       (2)            -0-        2,333        -0-        13,244(4)
  Lending                    1996   106,800    18,156       (2)            -0-        2,333        -0-         9,340(4)
Donna H. West............    1998   113,400    18,500       (2)            -0-        1,750        -0-        12,417(5)
  Senior Vice President,     1997   108,600    20,600       (2)            -0-        2,333        -0-        13,458(5)
  Community Banking          1996   103,200    22,704       (2)            -0-        2,333        -0-         9,019(5)
Reginald E. Cormier......    1998    97,800    15,500       (2)            -0-        1,750        -0-        10,762(6)
  Vice President,            1997    93,000    18,500       (2)            -0-        2,333        -0-        11,502(6)
  Treasurer and Chief        1996    87,900    19,338       (2)            -0-        2,333        -0-         7,689(6)
  Financial Officer
David F. Carroll.........    1998    93,600     8,500       (2)            -0-        1,750        -0-         9,977(7)
  Vice President,            1997    90,000    14,000       (2)            -0-        2,333        -0-        10,754(7)
  Operations                 1996    86,520    14,708       (2)            -0-        2,333        -0-         7,572(7)

---------------

(1) Includes (i) the cash value of shares of MASSBANK Corp. Common Stock acquired by the Employee Stock Ownership Plan (the "ESOP") and allocated to the named party (but excluding any allocation of dividends and interest thereunder), and (ii) such other items as are disclosed in individual footnotes below. Such cash value was determined by multiplying the number of shares of Common Stock so allocated by the closing price of the Common Stock on December 31 of the applicable year.

(2) Perquisites did not exceed 10% of total salary and bonus.

(3) Consists of the Bank's payment of permanent life insurance premiums in the amount of $3,226 in each of 1998, 1997 and 1996 under Mr. Brandi's executive supplemental retirement agreement, ESOP allocations valued at $14,961, $15,534 and $10,898 representing 382, 326 and 286 shares of Common Stock on December 31, 1998, 1997 and 1996, respectively, determined in accordance with footnote 1 above, and contributions of $56,650, $57,820 and $53,450 to a rabbi trust for a deferred compensation program for Mr. Brandi in 1998, 1997 and 1996, respectively.

(4) Consists of ESOP allocations of $12,280, $13,244 and $9,340 representing 314, 278 and 245 shares of Common Stock at December 31, 1998, 1997 and 1996, respectively, determined in accordance with footnote 1 above.

(5) Consists of ESOP allocations of $12,417, $13,458 and $9,019 representing 317, 283 and 237 shares of Common Stock at December 31, 1998, 1997 and 1996, respectively, determined in accordance with footnote 1 above.

(6) Consists of ESOP allocations of $10,762, $11,502 and $7,689 representing 275, 242 and 202 shares of Common Stock at December 31, 1998, 1997 and 1996, respectively, determined in accordance with footnote 1 above.

(7) Consists of ESOP allocations of $9,977, $10,754 and $7,572 representing 255, 226 and 199 shares of Common Stock at December 31, 1998, 1997 and 1996, respectively, determined in accordance with footnote 1 above.

OPTION GRANTS

     The following table sets forth certain information regarding options granted during 1998 to the Chief Executive Officer and the other executive officers named above.

                                            INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                       ------------------------------------------------------------     VALUE AT ASSUMED
                       NUMBER OF      % OF TOTAL                                     ANNUAL RATES OF STOCK
                         SHARES        OPTIONS                                       PRICE APPRECIATION FOR
                       UNDERLYING     GRANTED TO     EXERCISE OR                          OPTION TERM
                        OPTIONS       EMPLOYEES      BASE PRICE                      ----------------------
        NAME            GRANTED     IN FISCAL YEAR    PER SHARE    EXPIRATION DATE      5%          10%
        ----           ----------   --------------   -----------   ---------------      --          ---
Gerard H. Brandi.....    2,500           10.0%         $44.25      January 19, 2008   $69,571     $176,308
  Chairman, President
  and Chief Executive
  Officer
Donald R. Washburn...    1,750            7.0%         $44.25      January 19, 2008   $48,700     $123,415
  Senior Vice
  President, Lending
Donna H. West........    1,750            7.0%         $44.25      January 19, 2008   $48,700     $123,415
  Senior Vice
  President,
  Community Banking
Reginald E.
  Cormier............    1,750            7.0%         $44.25      January 19, 2008   $48,700     $123,415
  Vice President,
  Treasurer and Chief
  Financial Officer
David F. Carroll.....    1,750            7.0%         $44.25      January 19, 2008   $48,700     $123,415
  Vice President,
  Operations

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUE

     The following table sets forth certain information regarding options exercised during the fiscal year ended December 31, 1998 and options held as of December 31, 1998 by the Chief Executive Officer and the other executive officers named above.

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                OPTIONS AT                    OPTIONS AT
                           SHARES ACQUIRED    VALUE           FISCAL YEAR END               FISCAL YEAR END
          NAME               ON EXERCISE     REALIZED   EXERCISABLE / UNEXERCISABLE   EXERCISABLE / UNEXERCISABLE
          ----             ---------------   --------   ---------------------------   ---------------------------
Gerard H. Brandi.........       2,700        $70,925             27,500/0                     $501,500/0
  Chairman, President and
     Chief Executive
     Officer
Donald R. Washburn.......       1,600        $49,075             20,417/0                     $400,627/0
  Senior Vice President,
     Lending
Donna H. West............       1,500        $48,188             19,417/0                     $368,052/0
  Senior Vice President,
     Community Banking
Reginald E. Cormier......       2,700        $77,875             15,383/0                     $259,031/0
  Vice President,
     Treasurer and Chief
     Financial Officer
David F. Carroll.........          --             --             19,417/0                     $368,052/0
  Vice President,
     Operations

COMPARATIVE STOCK PERFORMANCE BY THE CORPORATION

     COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN

     The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) with the S&P 500 Index and a group comprised of 16 industry peers, including the Corporation (the "Ten Year Peer Group"), over a ten-year period. The chart assumes a $100 investment was made on December 31, 1988 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 and the stocks of the Ten Year Peer Group. Data for the chart was provided to the Corporation by The Bloomberg. Information about the indices and the Ten Year Peer Group which was provided by The Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

                 COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
      AMONG MASSBANK CORP., THE S&P 500 INDEX AND THE TEN YEAR PEER GROUP

                                                     MASSBANK CORP.               S&P 500 INDEX            TEN YEAR PEER GROUP
                                                     --------------               -------------            -------------------
12/31/88                                                 100.00                      100.00                      100.00
12/31/89                                                  92.64                      131.62                       78.46
12/31/90                                                  70.73                      127.54                       43.53
12/31/91                                                  91.98                      166.31                       62.73
12/31/92                                                 180.34                      178.96                      107.07
12/31/93                                                 195.82                      196.93                      138.01
12/31/94                                                 195.39                      199.52                      136.90
12/31/95                                                 278.79                      274.41                      207.56
12/31/96                                                 414.18                      337.37                      260.94
12/31/97                                                 587.51                      449.89                      454.11
12/31/98                                                 493.99                      578.45                      391.47

(1) The banks in the Ten Year Peer Group are: Abington Bancorp, Inc., American Bank of CT, Andover Bancorp, Inc., Banknorth Group, Inc., Cape Cod Bank & Trust, First Essex Bancorp, First Federal Savings and Loan of East Hartford, Granite State Bankshares, Inc., MASSBANK Corp., Medford Bancorp, Inc., Merchants Bancshares, Metrowest Bank, NewMil Bancorp, Inc., UST Corporation, Warren Bancorp, Inc. and Webster Financial Corp.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

     The following chart compares the performance of the Common Stock of the Corporation (assuming reinvestment of dividends) with the S&P 500 Index and a group comprised of 16 industry peers, including the Corporation (the "Five Year Peer Group"), over a five-year period. The chart assumes a $100 investment was made on December 31, 1993 in the Common Stock of MASSBANK Corp., the stocks included in the S&P 500 and the stocks of the Five Year Peer Group. Data for the chart was provided to the Corporation by The Bloomberg. Information about the indices and the Five Year Peer Group which was provided by The Bloomberg is believed to be reliable, but neither the accuracy nor the completeness of such information is guaranteed by the Corporation.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      AMONG MASSBANK CORP., THE S&P 500 INDEX AND THE FIVE YEAR PEER GROUP

                                                     MASSBANK CORP.               S&P 500 INDEX           FIVE YEAR PEER GROUP
                                                     --------------               -------------           --------------------
12/31/93                                                 100.00                      100.00                      100.00
12/31/94                                                  99.78                      101.32                      100.87
12/31/95                                                 142.37                      139.34                      153.06
12/31/96                                                 175.77                      171.32                      194.73
12/31/97                                                 300.03                      228.46                      330.52
12/31/98                                                 252.27                      293.74                      290.33

(1) The banks in the Five Year Peer Group are: Abington Bancorp, Inc., American Bank of CT, Andover Bancorp, Inc., Banknorth Group, Inc., Cape Cod Bank & Trust, First Essex Bancorp, First Federal Savings and Loan of East Hartford, Granite State Bankshares, Inc., MASSBANK Corp., Medford Bancorp, Inc., Merchants Bancshares, Metrowest Bank, NewMil Bancorp, Inc., UST Corporation, Warren Bancorp, Inc. and Webster Financial Corp.

EMPLOYMENT AGREEMENTS

     The Corporation and the Bank have entered into a three-year employment agreement with Mr. Brandi, and the Bank has entered into two-year employment agreements with Messrs. Carroll, Cormier and Washburn and Ms. West (each an "Employment Agreement" and collectively the "Employment Agreements"). Mr. Brandi's Employment Agreement is scheduled to expire in 2002, unless extended as explained below. The Employment Agreements of Messrs. Carroll, Cormier and Washburn and Ms. West are scheduled to expire in 2001, unless extended as explained below. Pursuant to the Employment Agreements, Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West are paid current annual salaries of $366,000, $96,600, $102,480, $119,100, and $118,200, respectively.

     Under the respective Employment Agreements, the Corporation or the Bank, as the case may be, may terminate the officer's employment, without incurring any continuing obligations to him or her, at any time for "cause," as defined in the Employment Agreement. On each anniversary of the respective Employment Agreement, unless the Corporation or the Bank, as the case may be, or the officer has previously given the specified notice to the other of his, her or its election not to extend the respective Employment Agreement, an additional one-year period is automatically added to the term of the Employment Agreement.

     In addition, the Employment Agreements provide generally that if the Corporation or the Bank, as the case may be, were to terminate the officer's employment for any reason other than for "cause," or, solely with respect to Mr. Brandi, he were to terminate his own employment upon the occurrence of a significant change in the responsibilities, powers or authorities exercised by him from those exercised immediately prior to a "Change in Control," or following a reduction in his annual compensation, or for other reasons as set forth in his Employment Agreement, the officer would be entitled to continue to receive the compensation and benefits specified in the Employment Agreement for the duration of what otherwise would have been its term. The compensation and benefits payable to Mr. Brandi in the foregoing situations provide for an adjustment factor tied to increases in the Consumer Price Index. A "Change in Control" is generally defined in Mr. Brandi's Employment Agreement to mean (i) the occurrence of a tender or exchange offer, business combination, sale of assets, contested election or combination of transactions, the result of which is that the persons who were Directors of the Corporation or the Bank before such transactions cease to constitute a majority of the Board of Directors of the Corporation or the Bank, respectively, or (ii) the acquisition by a person or group of persons of beneficial ownership of 25% or more of the Common Stock of the Corporation or the Bank, as the case may be, which is not approved by the respective Board of Directors in the manner established by Mr. Brandi's Employment Agreement. In addition, Mr. Brandi's Employment Agreement provides that in the event Mr. Brandi is not elected to, or is subsequently removed from, the office of Chief Executive Officer of the Corporation or the Bank, then such event would be treated as a termination without cause by the Corporation and the Bank, and Mr. Brandi would be entitled to exercise his rights described in this paragraph under the Employment Agreement.

EXECUTIVE SEVERANCE AGREEMENTS

     The Corporation and the Bank have entered into an Executive Severance Agreement with Mr. Brandi, and the Bank has entered into Executive Severance Agreements with Messrs. Carroll, Cormier and Washburn and Ms. West (each an "Executive Severance Agreement" and collectively the "Executive Severance Agreements"). The Executive Severance Agreements generally provide that if there were a "Change in Control" of the Corporation, as defined therein, and if at any time during the two-year period following the Change in Control, either the Corporation or the Bank, as the case may be, were to terminate the employment of any of the above named officers for any reason other than for deliberate dishonesty with respect to the Corporation or the Bank, conviction of certain crimes, gross and willful failure to perform his or her duties, or for other reasons as set forth in the Executive Severance Agreements, or any of the above named officers were to terminate his or her employment following a substantial adverse change in his or her title or responsibilities or a reduction in his or her annual base salary, or for other reasons as set forth in the Executive Severance Agreements, the named officer would be entitled to receive a lump sum payment equal to approximately three times his or her average annual compensation over the five previous years of his or her employment with the Corporation or the Bank, as the case may be. For purposes of the Executive Severance Agreements, a "Change in Control" is generally deemed to have occurred when (i) a person or group of persons acquires beneficial ownership of 50% or more of the Common Stock of the Corporation, (ii) as a result of a tender offer, proxy contest, merger or similar transaction, persons who were Directors before such transaction cease to constitute at least a majority of the Board of Directors of the Corporation, or
(iii) the stockholders of the Corporation approve a merger, a plan of liquidation or an agreement for the sale of all or substantially all of the Corporation's assets.

     Any payments under the Executive Severance Agreements or the Employment Agreements are subject to reduction if such payments are non-deductible to the Corporation or the Bank as a result of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, if the officer becomes entitled to receive cash compensation pursuant to both the Employment Agreement and the Executive Severance Agreement, he or she is required to elect to receive cash compensation pursuant to only one of such agreements. The officer would be entitled to continue to receive any benefits he or she is eligible for under his or her Employment Agreement regardless of the agreement under which he or she elected to receive cash compensation.

PENSION PLAN

     The Bank provides a retirement plan for all of its eligible employees through the Savings Banks Employees Retirement Association ("SBERA"), an unincorporated association of savings banks operating within Massachusetts and other organizations which provide services to or for savings banks.

     The following table illustrates annual minimum pension benefits for retirement at age 65 under the most advantageous plan provisions (in effect for the plan year November 1, 1998 - October 31, 1999) available for various levels of compensation and years of service. The figures in this table are calculated on the basis of a straight-life annuity and are based on the assumption that the plan continues in its present form. The benefits are not subject to any deduction for Social Security or other offset amounts.

                                                 ANNUAL PENSION BENEFIT BASED ON YEARS OF SERVICE
                                                --------------------------------------------------
     AVERAGE                                                                              25 YEARS
COMPENSATION(1)(2)                              10 YEARS      15 YEARS      20 YEARS      OR MORE
------------------                              --------      --------      --------      --------
  $100,000....................................  $19,132       $28,698       $38,265       $47,831
   120,000....................................   23,332        34,998        46,665        58,331
   140,000....................................   27,532        41,298        55,065        68,831
   160,000....................................   31,732        47,598        63,465        79,331

---------------

(1) Average compensation for purposes of this table is based on the three years immediately preceding retirement.

(2) Under applicable federal laws, the maximum compensation that may be used for plan years beginning in 1998 to calculate benefits under the Bank's retirement plan is $160,000.

     Mr. Brandi, Mr. Carroll, Mr. Cormier, Mr. Washburn and Ms. West will have an estimated 40, 29, 25, 35 and 35 credited years of service, respectively, under the plan at age 65.

EXECUTIVE SUPPLEMENTAL RETIREMENT AGREEMENT

     The Corporation and the Bank have entered into an Executive Supplemental Retirement Agreement with Mr. Brandi. The Executive Supplemental Retirement Agreement provides in general for monthly payments upon retirement and for monthly payments to a beneficiary in lieu of retirement payments if Mr. Brandi dies prior to his retirement. Mr. Brandi's agreement provides for 180 monthly payments of $2,500 upon his retirement and 120 monthly payments of $3,000 in the case of his death prior to retirement. The agreement is substantially funded by an insurance policy owned by the Bank on the life of Mr. Brandi.

                REPORT OF THE COMPENSATION AND OPTION COMMITTEE

     The Compensation and Option Committee (the "Committee") of the Board of Directors of the Corporation is comprised of the following non-employee
Directors: Samuel Altschuler, Mathias B. Bedell, Robert S. Cummings (Chairman) and Louise A. Hickey (whose term of office will expire at the Annual Meeting). The Committee is responsible for making recommendations to the Board of Directors of the Bank with respect to the policies that govern both annual compensation and incentive stock ownership programs for the employees of the Bank.

COMPENSATION PHILOSOPHY

     The goals of the compensation program are to align compensation with business objectives and performance, and to enable the Bank to attract, retain and reward executive officers who contribute to the success of the Bank.

STRUCTURE OF COMPENSATION

     Compensation paid to the Bank's Chief Executive Officer ("CEO") and other executive officers consists primarily of the following elements: base salary, annual performance incentives in the form of cash bonuses, and long-term performance incentives in the form of stock option awards, as discussed below.

BASE SALARY

     Several factors determine base salary, including the Corporation's performance, individual performance, compensation paid in prior years and compensation of officers employed by similar institutions. The Committee reviews competitive salary information from independent surveys. The Committee also consults with the CEO with respect to the salaries for the other executives. The Committee reviews recommendations of management for the annual salary, benefits and incentives budget as part of the overall planning and budgeting process of the Corporation, and submits its recommendations to the Board of Directors of the Bank.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation paid to Gerard H. Brandi, the CEO of the Bank and the Corporation, consisted of his annual base salary, a cash bonus, awards of stock options and deferred compensation contributions. For 1998, the Committee considered the following factors (without any specific weighting of these measures) in determining the compensation to be paid to Mr. Brandi: the Corporation's size and performance, including its profitability, efficiency and share price performance, Mr. Brandi's performance and the compensation of chief executive officers at similar institutions. Based on these factors, Mr. Brandi's annual compensation, consisting of base salary and an annual performance incentive in the form of a cash bonus, was increased approximately 2.1% during 1998, and he was awarded options to acquire 2,500 shares of Common Stock.

INCENTIVE PROGRAMS

     Profit Sharing and Incentive Compensation Bonus Plan. All non-officer employees of the Bank are eligible to receive annual profit-sharing distributions based on the Corporation's net income. All officers and senior executives (including the CEO) are eligible to receive incentive bonuses based upon the following factors (without any specific weighting of these measures): the Corporation's net income, return on assets, earnings per share and other specific goals and objectives. Because substantially all of the target goals for these factors were met for 1998, bonuses were awarded during 1998 to the CEO and the other executive officers.

     Stock Option Awards. The Corporation's 1986 Stock Option Plan and Amended and Restated 1994 Stock Incentive Plan are intended as performance incentives for participants who contribute to the attainment of long-term strategic objectives of the Corporation. The Plans enable persons to whom options are granted to acquire or increase a proprietary interest in the success of the Corporation. The long-term strategic objectives of the Corporation are set forth in a five-year strategic plan which is revised annually. Because substantially all of the Corporation's strategic objectives were attained, stock options were awarded to the CEO, Directors and Bank officers.

     Employee Stock Ownership Plan. All full-time employees of the Bank and the Corporation who have at least one year of service are eligible to participate in the Employee Stock Ownership Plan (the "ESOP"). The ESOP provides these persons with a long-term ownership interest in the Corporation that is designed to serve as an incentive for individual performance.

     The Committee's policy with respect to Section 162(m) of the Code is to make every reasonable effort to ensure that compensation is deductible to the extent permitted and appropriate, while simultaneously providing the Corporation's executives with appropriate rewards for their performance.

     This report has been furnished by Samuel Altschuler, Mathias B. Bedell, Robert S. Cummings and Louise A. Hickey, the members of the Committee.

                                 *  *  *  *  *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In 1998, the Compensation and Option Committee of the Board of Directors was comprised of Messrs. Altschuler, Bedell and Cummings (Chairman) and Ms. Hickey (whose term of office will expire at the Annual Meeting), all of whom are non-employee Directors of the Corporation. The Corporation retained during 1998 and proposes to retain during 1999 the law firm of Peabody & Brown. Mr. Cummings is a senior partner of Peabody & Brown.

DIRECTOR COMPENSATION

     Members of the Board of Directors of the Corporation (excluding Executive Committee members and employees of the Corporation or the Bank) received $400 for each Board of Directors or committee meeting attended during 1998, and will receive $500 for each meeting during 1999, and members of the Executive Committee received $400 for each Board of Directors meeting attended during 1998, and will receive $500 for each meeting during 1999. In addition, members of the Executive Committee (excluding employees of the Bank) received during 1998, and will receive during 1999, an annual payment of $6,000, and such members of the Executive Committee received an additional $200 for each meeting attended of the Board of Directors of the Bank and of any committee thereof during 1998, and will receive an additional $250 for each meeting during 1999. Directors of the Corporation and the Bank also are reimbursed for expenses incurred in connection with attendance at the meetings. During 1998, the chairmen of the various committees (other than the Executive Committee) received, and will receive in 1999, an additional $50 for each committee meeting over which they presided and the Secretary of the Corporation, who is also the Clerk of the Bank, received, and will receive in 1999, an annual payment of $1,000.

INDEBTEDNESS OF MANAGEMENT

     The Bank has made loans (i) to one Director, who is also an executive officer, (ii) to one other executive officer and (iii) to members of the immediate families of certain Directors and executive officers, under which the indebtedness of such persons exceeded $60,000 during 1998. Loans to such persons were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

CERTAIN BUSINESS RELATIONSHIPS

     The Corporation retained during 1998 and proposes to retain during 1999 the law firm of Peabody & Brown. Robert S. Cummings, a Director and Secretary of the Corporation, is a senior partner of Peabody & Brown.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of KPMG Peat Marwick LLP, the independent public accountants for the Corporation, expects to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she desires to do so. The representative will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Corporation's Directors, executive officers and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Copies of those reports must also be furnished to the Corporation. Based solely on a review of reports furnished to the Corporation and written representations that no other reports were required, the Corporation believes that during 1998 no person who was a Director, executive officer or greater than 10% beneficial owner of the Corporation's Common Stock failed to file on a timely basis all reports required by Section 16(a), except that, with respect to Private Capital Management, Inc., which the Corporation believes beneficially owned greater than 10% of the Corporation's Common Stock during 1998, the Corporation has not received any filings under Section 16(a) and is therefore unable to make this determination.

                             STOCKHOLDER PROPOSALS

     For a proposal of a stockholder to be included in the Board of Directors' Proxy Statement for the Corporation's 2000 Annual Meeting of Stockholders, it must be received at the principal executive offices of the Corporation (123 Haven Street, Reading, Massachusetts 01867) on or before November 25, 1999. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement.

     In addition, the Corporation's By-Laws also provide that any stockholder wishing to have any director nominations or a stockholder proposal considered at an annual meeting must provide written notice of such nominations or stockholder proposal and certain other information as set forth in the By-Laws of the Corporation to the Secretary of the Corporation at its principal executive offices (a) not less than 75 days nor more than 120 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date") or (b) in the event that the annual meeting of stockholders is scheduled to be held on a date more than seven days prior to the Anniversary Date, not later than the close of business on (i) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date on which the date of such meeting was publicly disclosed or (ii) if the first date of such public disclosure occurs more than 75 days prior to such scheduled date of such meeting, then the later of (1) the 20th day (or if that day is not a business day for the Corporation, on the next succeeding business day) following the first date of such public disclosure or (2) the 75th day prior to such scheduled date of such meeting (or if that day is not a business day for the Corporation, on the next succeeding business day). Any stockholder desiring to submit a nomination or proposal must comply with the By-Laws of the Corporation.

     Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to stockholder proposals, subject to SEC rules governing the exercise of this authority.

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the Annual Meeting. It is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment if any other matters shall properly come before the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU WISH TO VOTE YOUR STOCK IN PERSON AT THE ANNUAL MEETING, YOUR PROXY MAY BE REVOKED.


March 24, 1999

                                                                      0728-PS-98

                                     PROXY

                                 MASSBANK CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints GERARD H. BRANDI and REGINALD E. CORMIER, and each of them, Proxies with power of substitution to vote on behalf of the undersigned at the Annual Meeting of Stockholders of MASSBANK Corp. (the "Corporation") to be held at Tara's Ferncroft Conference Center, 50 Ferncroft Road, Danvers, Massachusetts, on Tuesday, April 20, 1999 at 10:00 a.m., and at any adjournments or postponements thereof, hereby granting full power and authority to act on behalf of the undersigned at the Annual Meeting, and at any adjournments or postponements thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALEXANDER S. COSTELLO, STEPHEN E. MARSHALL, NANCY L. PETTINELLI AND DONALD B. STACKHOUSE AS CLASS I DIRECTORS OF THE CORPORATION, AS PROPOSED BY THE BOARD OF DIRECTORS. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.


-----------                                                        -----------
SEE REVERSE                CONTINUED AND TO BE SIGNED              SEE REVERSE
   SIDE                            ON REVERSE                         SIDE
-----------                                                        -----------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. To elect Alexander S. Costello, Stephen E. Marshall, Nancy L. Pettinelli and Donald B. Stackhouse as Class I Directors of the Corporation to serve until the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

             [ ] FOR         [ ] WITHHOLD

     [ ] FOR ALL EXCEPT_____________________



To vote your shares for all Director nominees, mark the "FOR" box. To withhold voting for all nominees, mark the "WITHHOLD" box. If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and enter the name(s) of the exception(s) in the space provided; your shares will be voted for the remaining nominees.


2. To consider and act upon any other matters which may properly come before the Annual Meeting, and at any adjournments or postponements thereof.

MARK HERE FOR ADDRESS CHANGE AND
NOTE AT LEFT [ ]

If only one of the Proxies is present and acting at the Annual Meeting in person or by substitute, then that one shall have and may exercise all of the power and authority of said Proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and a copy of the Annual Report for the fiscal year ended December 31, 1998.

Please date this proxy and sign exactly as your name appears hereon. Joint owners should each sign. If signing as attorney or for an estate, trust or corporation, title or capacity should be stated.

Signature:________________ Date:_______ Signature:________________ Date:_______



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